EXECUTION VERSION
EQUITY GRANT SURRENDER AND CANCELLATION AGREEMENT
This Equity Grant Surrender and Cancellation Agreement (hereinafter “Agreement”), dated as of August [●], 2021 (the “Effective Date”), is made between Steel Connect, Inc. (the “Company”) and [●] (the “Grantee”).
WHEREAS, on December 15, 2017, the Board of Directors of Steel Connect, Inc. (the “Board”) approved a grant of equity awards, including [●] shares of restricted stock, to the Grantee in connection with, and effective upon, the closing of the Company’s acquisition of IWCO and in consideration for the Grantee’s services to the Company (the “Subject Awards”); and
WHEREAS, [●] shares of the Subject Awards have vested and [●] shares remain unvested as of the date hereof; and
WHEREAS, pursuant to a Memorandum of Understanding (the “MOU”) entered into on August 13, 2021 between and among (i) Donald Reith, as plaintiff, (ii) Warren G. Lichtenstein, William T. Fejes, Jr., Jack L. Howard, Glen Kassan, Jeffrey J. Fenton, Jeffrey S. Wald, Steel Partners Holdings L.P., SPH Group Holdings LLC, as individual defendants and (ii) the Company, as nominal defendant (collectively, the “Parties”), to memorialize the terms and conditions of the settlement of Reith v. Lichtenstein, et al., C.A. No. 2018-0277-MTZ, the Parties have agreed that the Grantee will surrender the Subject Awards to the Company, and the Company will cancel the Subject Awards, no later than the Effective Date.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Grantee agree as follows:
1. Subject Award Surrender and Cancellation. The Grantee hereby surrenders the Subject Awards, and the Company hereby cancels such Subject Awards, effective as of the Effective Date. Upon such cancellation, the Grantee shall have no further rights with respect to such Subject Awards. The Grantee hereby agrees to surrender, effective as of the Effective Date, all vested shares of such Subject Awards already received and all rights to receive any unvested shares of such Subject Awards. The amount of the Subject Awards to be surrendered by the Grantee as set forth in this Section 1 shall be adjusted proportionally to reflect the one-for-ten reverse stock split, which was voted on and approved by the Company’s shareholders at the Annual Meeting of Stockholders on July 26, 2021, provided such reverse stock split is effected prior to the surrender of the Subject Awards.
2. Grantee Release. The Grantee hereby waives his rights under, and releases and discharges fully and forever the Company and its officers, directors and shareholders and each of its and their predecessors and successors from any and all present or future claims, demands, and causes of action arising from or in connection with, the Subject Awards.
3. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Grantee and their respective successors, heirs and legal representatives. The signature of the Grantee below on this Agreement affirms that the Grantee has read and understands all provisions of this Agreement and agrees to comply with all terms hereof.
4. Further Assurances. Each party to this Agreement will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including, but not limited to, the execution and delivery of such other documents and agreements as may be necessary to effectuate the surrender and cancellation of the Subject Awards).
5. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Grantee and contains all the agreements between them with respect to the subject matter hereof; provided, however, that except to the extent set forth herein, this Agreement shall not affect any other agreements existing between the Company and the Grantee, including but not limited to the MOU, and provided further that, notwithstanding anything to the contrary herein, the Grantee shall remain eligible to receive future equity compensation awards from the Company.
6. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable therein, without reference to principles of conflict of laws.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the day, month and year first set forth above.

COMPANY:

Steel Connect, Inc.

By:
Name: [●]
Title: [●]

GRANTEE:

[●]

By:
Name: [●]